Exhibit 5.1

March 7, 2023

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

I am an Associate General Counsel — Capital Markets of Citigroup Inc., a Delaware corporation (the “Company”). I refer to the filing by the Company and Citigroup Global Markets Holdings Inc., a New York corporation, with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to (i) debt securities of the Company, which may be senior debt securities (the “Senior Securities”), or subordinated debt securities (the “Subordinated Securities”, and together with the Senior Securities, the “Debt Securities”) of the Company, (ii) warrants (the “Common Stock Warrants”) representing the right to receive or the obligation to sell, upon exercise, a number of shares of Common Stock (as defined below), (iii) warrants (the “Index Warrants”) representing the right to receive, upon exercise, an amount in cash that will be determined by reference to prices, yields or other specified objective measures or changes in an index or differences between two or more indices, (iv) shares of preferred stock of the Company (the “Preferred Stock”), (v) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the “Depositary Shares”), (vi) stock purchase contracts (the “Stock Purchase Contracts”) to purchase Common Stock (as defined below), Preferred Stock or Depositary Shares, (vii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any of the Debt Securities or debt obligations of third parties securing a holder’s obligation to purchase or sell Common Stock (as defined below), Preferred Stock or Depositary Shares under a Stock Purchase Contract, (viii) shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), (ix) debt securities of Citigroup Global Markets Holdings Inc. (the “CGMHI Debt Securities”) and (x) the related guarantee of the CGMHI Debt Securities by the Company (the “Guarantee”, and together with the CGMHI Debt Securities, the “CGMHI Securities”). The Debt Securities, the Common Stock Warrants, the Index Warrants, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Common Stock and the CGMHI Securities are referred to herein collectively as the “Offered Securities.” The Offered Securities registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the “Act”).

Unless otherwise provided in any Prospectus Supplement or Pricing Supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of November 13, 2013 (as supplemented and amended, the “Senior Indenture”), between the Company and The Bank of New York Mellon (the “Senior Trustee”), as trustee, and the Subordinated Securities will be issued under an

Indenture dated as of April 12, 2001 (as supplemented and amended, the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures” and each individually, an “Indenture”), between the Company and The Bank of New York Mellon (the “Subordinated Trustee”, and together with the Senior Trustee, the “Trustee”), as successor trustee. The Common Stock Warrants will be issued under one or more warrant agreements (each, a “Common Stock Warrant Agreement”), each to be entered into between the Company and one or more institutions as identified in the applicable Common Stock Warrant Agreement. The Index Warrants will be issued under one or more warrant agreements (each, an “Index Warrant Agreement”), each to be entered into between the Company and one or more institutions as identified in the applicable Index Warrant Agreement.

Unless otherwise provided in any Prospectus Supplement or Pricing Supplement forming a part of the Registration Statement relating to a particular series of CGMHI Debt Securities, the Guarantee will be issued under an Indenture dated as of March 8, 2016 (as supplemented and amended, the “CGMHI Indenture”), among the Company, Citigroup Global Markets Holdings Inc. and The Bank of New York Mellon (the “CGMHI Trustee”), as trustee.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and assuming that (i) a Prospectus Supplement, Pricing Supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (ii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, Pricing Supplement and/or term sheet; (iii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (iv) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus Supplement(s), Pricing Supplement(s) or term sheet(s) referred to therein; and (v) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

1. The Company is a duly incorporated and existing corporation under the laws of the State of Delaware.

2. With respect to Debt Securities to be issued under the Indentures, assuming the due authorization, execution, and delivery of the applicable Indenture by the Trustee, and due execution, authentication and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, when such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Debt Securities (including any Debt Securities issued as part of any Stock Purchase Units) will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

3. With respect to the Guarantee evidenced under the CGMHI Indenture, assuming that the CGMHI Indenture was duly authorized, executed, and delivered by Citigroup Global Markets Holdings Inc. and the CGMHI Trustee, and due execution, authorization and delivery of the CGMHI Debt Securities in accordance with the terms of the CGMHI Indenture, when such CGMHI Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Guarantee will be a legal, valid and binding obligation of the Company, and the CGMHI Debt Securities will be entitled to the benefit of the Guarantee.

4. With respect to the Common Stock Warrants, assuming the due authorization, execution and delivery of the applicable Common Stock Warrant Agreement by one or more institutions as identified in such Common Stock Warrant Agreement, and due execution, countersignature and delivery of the Common Stock Warrants, when such Common Stock Warrants have been issued and sold, such Common Stock Warrants will be legal, valid and binding obligations of the Company.

5. With respect to the Index Warrants, assuming the due authorization, execution and delivery of the applicable Index Warrant Agreement by one or more institutions as identified in such Index Warrant Agreement, and due execution, countersignature and delivery of the Index Warrants, when such Index Warrants have been issued and sold, such Index Warrants will be legal, valid and binding obligations of the Company.

6. With respect to the Stock Purchase Contracts, assuming the due execution, countersignature and delivery of the Stock Purchase Contracts, when such Stock Purchase Contracts have been issued and sold, such Stock Purchase Contracts will be legal, valid and binding obligations of the Company.

7. With respect to the Stock Purchase Units, assuming the due execution, countersignature and delivery of the Stock Purchase Units, when such Stock Purchase Units have been issued and sold, such Stock Purchase Units will be legal, valid and binding obligations of the Company.

8. Except with respect to Common Stock issuable upon (i) the conversion of Debt Securities or Preferred Stock, (ii) the exercise of any Common Stock Warrants or (iii) the settlement of the Stock Purchase Contracts or the Stock Purchase Units, when the Common Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock has been authorized by all necessary corporate action and that, if certificated, the certificates evidencing such shares of Common Stock are duly executed and delivered.

9. With respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon conversion of such Debt Securities or Preferred Stock has been authorized by all necessary corporate action, that such Debt Securities or Preferred Stock have been converted in accordance with their terms and that, if certificated, the certificates evidencing such shares of Common Stock are duly executed and delivered.

10. With respect to Common Stock issuable upon the exercise of any Common Stock Warrants, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon the exercise of any such Common Stock Warrants has been authorized by all necessary corporate action, that such Common Stock Warrants have been exercised in accordance with their terms and that, if certificated, the certificates evidencing such shares of Common Stock are duly executed and delivered.

11. With respect to Common Stock issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon settlement of such Stock Purchase Contracts or Stock Purchase Units has been authorized by all necessary corporate action, that such Stock Purchase Contracts or Stock Purchase Units have been settled in accordance with their terms and that, if certificated, the certificates evidencing such shares of Common Stock are duly executed and delivered.

Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

If a Pricing Supplement relating to the offer and sale of any particular series of Debt Securities is prepared and filed by the Company with the Commission on this date or a future date and the Pricing Supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Barbara Politi, Associate General Counsel — Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

If a Pricing Supplement relating to the offer and sale of any particular series of CGMHI Debt Securities is prepared and filed by Citigroup Global Markets Holdings Inc. with the Commission on this date or a future date and the Pricing Supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

I consent to the use of this opinion and consent in the Registration Statement and to the reference to my name in the Prospectuses constituting a part of such Registration Statement under the heading “Legal Matters” and in future Pricing Supplements relating to the offer and sale of any particular series of Debt Securities and CGMHI Debt Securities prepared and filed by the Company or Citigroup Global Markets Holdings Inc., as applicable, with the Commission. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barbara Politi
Associate General Counsel—Capital Markets

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